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                                [EXHIBIT 10.10B]

JACOBSEN OKLAND JOINT VENTURE
3131 West 2210 South
Post Office Box 27608                           BILLING ADDRESS:
Salt Lake City, Utah  84127-0608                P.O. Box 27608
(801) 973-0500    Fax (801) 973-7496            Salt Lake City, Utah  84127-0608
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PURCHASE ORDER                                  P.O. NO.  0246
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SUPPLIER:    Geneva Rock Products, Inc.          JOB NO.: 3333-03   CODE: 03108G
ADDRESS:     P.O. Box 538, Orem, Utah 84059
                                                 PROJECT: Little America
                                                          Grand Hotel
CONTACT:     Mell Wolsey
PHONE:       (801) 741-7900
FAX:         (801) 741-7930                      DATE:    5/29/97

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PLEASE FURNISH THE FOLLOWING:
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DESCRIPTION                                                      DELIVERED PRICE
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
      UNIT PRICES (SALES TAX IS INCLUDED)
01)   CONCRETE PUMP SLURRY                                            $75.00/CY
02)   3000 PSI/AIR                                                    $51.39/CY
03)   3000 PSI/ AIR/ H.R.W.R.                                         $57.29/CY
04)   3000 PSI/ AIR/ MICRO/ D.C.I.                                    $83.58/CY
05)   3000 PSI/ AIR/ MICRO/ D.C.I./ H.R.W.R.                          $88.89/CY
06)   4000 PSI/ MASS MAT FOOTINGS                                     $48.42/CY
07)   4000 PSI/ REGULAR FOOTINGS                                      $52.57/CY
08)   4000 PSI/ CITY MIX                                              $58.41/CY
09)   5000 PSI/ AIR/ H.R.W.R                                          $63.40/CY
10)   5000 PSI/ AIR/ MICRO/ D.C.I./ H.R.W.R.                          $101.42/CY
11)   7000 PSI/ AIR MICRO/ H.R.W.R.                                   $85.70/CY
12)   7000 PSI/ AIR/ MICRO/ D.C.I./ H.R.W.R.                          $109.07/CY
13)   3000 PSI/ LIGHTWEIGHT                                           $78.27/CY
14)   NON-CHLORIDE ADDITIVE 1%                                        $4.25/CY
15)   WINTER CONCRETE (HOT WATER)                                     $2.00/CY
16)   FIBERMESH (PER LB.)                                             $4.25/CY
17)   H.R.W.R.                                                        $5.31/CY
18)   RETARDER                                                        $2.13/CY
19)   NO ADDITIONAL CHARGE FOR PART LOADS
20)   NO ADDITIONAL CHARGE FOR DELAYED UNLOADING TIME
21)   NO OVERTIME CHARGES ON MAT FOOTINGS
22)   4000 PSI/ AIR/ D.C.I./ H.R.W.R./ MICRO                          $94.20
23)   4000 PSI/ AIR (PERIMETER FND. WALLS)                            $53.65
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                 PRICES ARE GOOD FOR THE DURATION OF THE PROJECT

      1     All of the above per plans and specification Section(s) 03000
            (Cast-In-Place Concrete) as prepared by Smallwood, Reynolds,
            Stewart, Stewart and Associates, Inc.


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            and as modified by addenda 1 through and including __________

      2     Ship F.O.B. Jobsite via _____________________

      3     Timely delivery of these materials is essential. The current project schedule indicates these materials are required on site no later than Approximately July 3, 1997

      4 The date may be changed by Buyer with reasonable notice to Seller to reflect updated project requirements.

      5 Complete shop drawings, catalog cuts, samples, etc., shall be 7 submitted in 4 copies with 1 sepia of shop drawings to Jacobsen
            Okland Joint Venture,75 East 600 South, Salt Lake City, Utah 84111 no later than ___________________

      6 Retainage of ________ will be held by the Buyer until all materials furnished under this order have been installed No retainage - we are a supplier

      6 Satisfactory evidence of insurance coverage noted on the second page of this order will be required.

      7.    Prompt payment discount: ____________________

CLARIFICATION. JACOBSEN OKLAND JOINT VENTURE, is hereinafter referred to as "Buyer", "Lessee" or "Contractor", and Geneva Rock Products, Inc., is hereinafter referred to as "Lessor" or "Seller".

SHOP DRAWINGS, CATALOG DATA AND SAMPLES. If Buyer so directs, Seller shall promptly provide, without charge, a sufficient number of shop drawings and/or catalog data and/or samples to the Buyer for submittal and approval, if required.

SPECIAL REQUIREMENTS. Seller warrants and agrees that all materials supplied hereunder shall be manufactured and produced in compliance with the laws, regulations, codes, terms, standards and/or requirements of Underwriters
Laboratories, all federal, state and local authorities, and any and all other agencies and authorities having jurisdiction, and that performance of this order shall be in accordance with said laws, regulations, codes, terms, standards, and/or requirements, and agrees upon request to furnish Buyer a certificate of compliance therewith in such form as Buyer may reasonably require.

     Seller agrees to be bound by all terms, conditions (including General and Special Conditions), drawings, addenda, and specifications to which the Buyer is subject under its contract covering the project (hereinafter the Prime Contract
Documents). Copies of said documents are available for Seller's review at Buyer's office. Seller warrants materials supplied hereunder to conform to all project plans, drawings, specifications, and addenda; to be fit and suitable for purpose intended; merchantable; of highest quality and workmanship; and free from defects. Seller will indemnify and hold Buyer and project Owner harmless against all liquidated and actual damages and/or costs, and all liabilities for damages or injuries incurred by Buyer or Owner or third parties as a result of defective materials or workmanship in the items supplied hereunder. During the guarantee period in the Prime Contract Documents, and if no such period be therein stipulated then for a period of one (1) year from the date of project completion, Seller agrees to make good, solely at its expense, all defects due to defective workmanship and/or materials and also all damage to other work resulting therefrom. Seller further agrees to execute, in writing, any guarantees, maintenance agreements or other documents related to the work above described required by the terms of the Prime Contract Documents. Seller's responsibility for latent defects shall extend beyond the guarantee period to the maximum extent applicable statutes permit. Seller will reimburse Buyer, or Buyer may offset sums otherwise due Seller, for Buyer's costs, including but not limited to labor and/or materials, incurred in returning, remedying, removing and reinstalling, or repairing any materials furnished by Seller which fail to conform to project plans, drawings, and specifications.

     Time is of the essence of this order. Seller will credit Buyer, or Buyer may offset sums otherwise due Seller, for Buyer's costs and damages (including liquidated damages) resulting from excessive down time of Seller's equipment and/or Seller's failure to make delivery of the materials specified herein within the time set out hereon or in the Buyer's project schedule - a copy of which may be obtained from Buyer.

SHIPPING: Each package shipped under this order shall be labeled indicating
Buyer's purchase order number and the contents of the package, and shall be properly packed for shipment. Each shipment shall be accompanied by an itemized packing list. In the event materials furnished under this order are damaged in transit, it shall be the Seller's responsibility (unless shipped F.O.B. factory)


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to initiate and secure the remedies necessary to constitute delivery of the materials in completely satisfactory condition.

PRICE, INVOICING AND PAYMENTS. Unless otherwise expressly specified on the face hereof, the prices noted hereon include all costs and charges of any and every nature, including but not limited to costs and charges for shipment to jobsite, packing, crating, freight, express and/or cartage, and sales tax. Seller agrees to hold prices indicated on this order for the duration of the project. Invoices to Buyer shall be rendered with the purchase order number noted thereon. If invoice is subject to prompt payment discount, the discount period will be calculated from the date the invoice, whichever is later. Buyer has the right to refuse to make payment on any invoice unless and until presented by Seller with a receipt, signed by Buyer, covering the invoiced material. Buyer's payment for any material shall not constitute acceptance of the material nor a waiver of any of the Buyer's rights or requirements. Seller will save and keep the project referred to in this order and the lands upon which it is situated free from all liens and encumbrances, including, but not limited to materialmen's liens arising out of its providing the materials noted hereon. If Seller fails to remove any lien, by bonding or otherwise, Buyer may retain sufficient funds out of the money due or thereafter to become due to Seller to pay the same and all costs incurred by reason thereof and may pay said lien or liens and costs out of any funds at any time in the hands of Buyer owing to Seller. Seller agrees to complete Buyer's monthly lien release and supplier affidavit forms prior to receiving payments under this order. Buyer may offset against any sums due
Seller hereunder the amount of any liquidated obligations of Seller to Buyer, or others, whether or not arising out of this order. Buyer is hereby authorized to issue joint checks whenever Buyer reasonably so elects.

INSURANCE. Seller shall furnish Buyer a certificate of insurance evidencing that Seller has, and will keep, in force comprehensive general liability insurance
(including contractual liability and products and/or completed operations coverage) with not less than $500,000 combined single limit per occurrence as respects bodily injury and property damage; provided, if the Prime Contract
Documents requires a higher limit than that listed above, then such higher limit shall be obtained by Seller. Payments otherwise due per this order will not be made by Buyer until proper evidence of insurance is provided to Buyer.

MISCELLANEOUS TERMS. No modification or waiver of any nature of any of the terms or conditions of this order shall be valid unless stated in writing and signed by Buyer and Seller. It is expressly understood that no negotiation concerning approval, prices, discounts, release, shipments, deliveries, etc. shall be carried out by the Seller, or its representative, with any party other than Buyer without Buyer's prior written permission. All verbal or written terms, conditions, proposals, representations, negotiations and agreements made prior to the date of this order are hereby expressly voided. This order is the sole agreement between the parties. This order shall be considered to have been made in and shall be interpreted under the laws of the State of Utah. In the event it becomes necessary for either party to enforce the provisions of this order or to obtain redress for the violation of any provision hereof, whether by litigation, arbitration, or otherwise, the prevailing party shall be entitled to recover from the other party all costs and expenses associated with such action, including reasonable attorney fees.

Jacobsen Okland Joint Venture is an Equal Employment Opportunity firm. All suppliers must comply with EEO Affirmative Action Clauses 41 CFR 60-1.4, 41 CFR
60-250.4 and 41 CFR 60-741.4 as revised, amended or superseded.


GENEVA ROCK PRODUCTS, INC.              JACOBSEN OKLAND JOINT VENTURE
Seller                                  Buyer

By:                                     By:
                                        John O. Cockrell, Project Manager


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